Exhibit 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 10, 2002, except for Note 9, as to which the date is April 12, 2002, which appears on page F-1 of the Annual Report on Form 10-K of Equitex, Inc. for the year ended December 31, 2001, and to the reference to our Firm under the caption "Experts" in the Prospectus.



GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 9, 2002